Exhibit 31.6
I, Eric D. Jacobs, certify that:
1. I have reviewed this Annual Report on Form 10-K/A of DealerTrack Holdings, Inc. for the year ended December 31, 2008; and
2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report.

By:	/s/ ERIC D. JACOBS
ERIC D. JACOBS
SENIOR VICE PRESIDENT, CHIEF ADMINSTRATIVE OFFICER, CHIEF FINANCIAL OFFICER AND TREASURER
Date: September 24, 2009